                                   EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 for Home Loan Financial Corporation; the Home Loan Financial Corporation 1998 Stock Option and Incentive Plan (Registration No. 333-42483), of our report dated July 29, 2004 relating to the consolidated balance sheets of Home Loan Financial Corporation as of June 30, 2004 and 2003, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of three years in the period ended June 30, 2004, which report is incorporated by reference in this Form 10-KSB of Home Loan Financial Corporation for the year ended June 30, 2004.




                                        /s/Crowe Chizek and Company LLC
                                        -------------------------------
                                        Crowe Chizek and Company LLC

Columbus, Ohio
May 13, 2005



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